UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2010

HELI ELECTRONICS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53692	N/A
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

No. 50 Fengxiang South Road, Jianggao Town, Baiyun District,
Guangzhou, P.R. China.
(Address of principal executive offices)

(86) 020-36356228
(Registrant’s telephone number, including area code)

Room A606, Dacheng International Centre,
78 Dongsihuanzhonglu
Chaoyang District, Bejing, P.R. China
(Registrant’s former name, address and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

TABLE OF CONTENTS

Page

Item 2.01	Completion of Share Exchange or Disposition of Assets.

Description of Business
Financial Information
Properties
Security Ownership of Certain Beneficial Owners and Management
Directors and Executive Officers
Executive Compensation
Certain Relationships and Related Transactions, and Director Independence
Legal Proceedings
Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters
Recent Sales of Unregistered Securities
Description of Securities
Indemnification of Directors and Officers
Financial Statements and Supplementary Data
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Item 3.02	Unregistered Sales of Equity Securities.
Item 5.01	Changes in Control of Registrant
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Item 4.01	Change in Registrant’s Certifying Accountant.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 5.06.	Change in Shell Company Status
Item 9.01.	Financial Statements and Exhibits

Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 3.01	Unregistered Sales of Equity Securities.
Item 5.01	Changes in Control of Registrant
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the “Company”, “we,” “our” and “us” refer to Heli Electronics Corp.

Share Exchange

On June 14, 2010 we entered into a share exchange agreement (the “Share Exchange Agreement”) with Heli Holding Group Ltd., a company incorporated under the laws of the British Virgin Islands (”Heli Holding”) and all of the shareholders of Heli Holding (the “Heli Shareholders”). According to the terms of the Share Exchange Agreement, we agreed to acquire all of the share capital in Heli Holding from the Heli Shareholders in exchange for 144,280,000 shares of our common stock (the “Share Exchange”). Heli Holding owns 100% of the issued and outstanding share capital of Guangzhou Xinde Electronics Co., Ltd. (“Xinde”) and Heli International (HK) Company Limited (“Heli HK”). Xinde owns 100% of the issued and outstanding share capital of Guangzhou Heli Information Technology Co., Ltd. (“Heli IT”) and Heli HK does not currently have any operations.

On June 15, 2010 we closed the transactions contemplated by the Share Exchange Agreement and acquired Heli Holding as our wholly owned subsidiary. Going forward, we have abandoned our former business and will focus on the business operations of Heli IT, a wholly owned subsidiary of Heli Holding, incorporated under the laws of the People’s Republic of China (“China”). Heli IT is a logistics and distribution company currently specializing in sales and marketing of audio and visual (AV) products in mainland China for Haier Group, a world leader in electronics and electrical appliances. Our company’s long term goals are to leverage our brand awareness and experience in the field of distribution, sales and marketing to offer a full range of electronics and electrical products from a wide range of manufacturers.

On June 14, 2010, prior to the consummation of the Share Exchange and the issuances and cancellations contemplated therein, we had 720,720,000 shares of our common stock issued and outstanding following a 120 for 1 forward split. Upon the closing of the transactions contemplated by the Share Exchange Agreement we issued 144,280,000 shares of our common stock to the Heli Shareholders and cancelled an aggregate of 599,000,000 shares of common stock held by Lu Lu and Jian Hong Liu, our former director and officers. The 144,280,000 shares were issued in reliance upon an exemption from registration pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”). As of the filing of this Current Report on Form 8-K there are 266,000,000 shares of our common stock issued and outstanding.

Organization

Set forth below is an organizational chart showing the entities that exist after the consummation of the Share Exchange.

Accounting Treatment

The Share Exchange is being accounted for as a “reverse merger,” since the Heli Shareholders now own a majority of the outstanding shares of our common stock immediately following the Share Exchange. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Share Exchange will be those of Heli Holding and will be recorded at the historical cost basis of Heli Holding, and the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities our company and Heli Holding, historical operations of Heli Holding, and operations of the Heli Electronics Corp., from the closing date of the Share Exchange. As a result of the issuance of the shares of our common stock pursuant to the Share Exchange, a change in control of our company occurred on the date of consummation of the Share Exchange. We will continue to be a “smaller reporting company,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Share Exchange.

Description of Business

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “will”, “may,”, “anticipates”, “believes”, “should”, “intends”, “estimates”, and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks associated with the share exchange; the future trading of our common stock; our ability to operate as a public company; our ability to protect our proprietary information; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), or otherwise.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Overview

We were incorporated in the State of Nevada on November 7, 2007 as a mineral exploration company under the name Dong Fang Minerals, Inc. On March 29, 2010, we merged our wholly owned subsidiary corporation, Heli Electronics Corp. into Dong Fang Minerals, Inc., in order to change our name to Heli Electronics Corp. On April 5, 2010, we split our authorized and issued shares of common stock on the basis of 120 for 1. We maintain our statutory registered agent’s office at The Corporation Trust Company of Nevada, 1000 East William Street, Suite 204, Carson City, Nevada 89701 and our business offices are located at No. 50 Fengxiang South Road, Jianggao Town, Baiyun District, Guangzhou, P.R. China and our telephone number is (86) 020-36356228.

Previous Business

Before we experienced the change of control and closed the transactions contemplated by the Share Exchange Agreement with Heli Holding, we planned to explore mineral properties. We were not able to raise sufficient funds to continue this business and our management consequently began to focus on opportunities for business combinations with revenue-generating companies.

Current Business

Upon acquiring Heli Holding pursuant to the Share Exchange agreement, we adopted the business of Heli IT, Heli Holding’s wholly owned subsidiary. We are now a logistics and distribution company currently specializing in sales and marketing of audio and visual (AV) products in mainland China for Haier Group, a world leader in electronics and electrical appliances. Our long term goals are to leverage our brand awareness and experience in the field of distribution, sales and marketing to offer a full range of electronics and electrical products from a wide range of manufacturers.

On April 8, 2008 Heli IT entered into a distributor agreement with Suzhou Haier Information Technology Co., Ltd. for Haier Group produced multimedia speakers, mini-combination systems, as well as home theater systems. The term of the agreement is 10 years and it gives us the right to distribute the enumerated product lines within mainland China (not including Hong Kong, Macau and Taiwan) and market ourselves as authorized distributors of Haier products. We are obligated to ensure that we purchase at least $7.5 Million ($50 Million Chinese Yuan Renminbi) every year for the term of the agreement. This agreement has been renewed on an annual basis as per its terms. A full copy of this agreement is attached to this Current Report as Exhibit 10.4. On January 8, 2010 we amended the distribution agreement with Suzhou Haier to eliminate the monthly purchase requirements and transfer the responsibility for after sales service from Heli IT to Suzhou Haier. A full copy of this amendment is attached to this Current Report as Exhibit 10.5. Additionally, on May 28, 2010 we further amended this agreement to transfer all responsibility for delivered products to our company and to allow our company to unilaterally determine the price at which the products will be sold. A full copy of this amendment is attached to this Current Report as Exhibit 10.6.

Business Developments

Heli IT was established in March 2008. It became the official national marketing and promotion partner of Haier Group’s AV division in China in June 2008 and has been responsible for the general distribution of Haier mini speakers, multimedia stereo systems, home theatres, digital disc players, web players and other AV products since that time. Additionally, Heli IT is Haier’s official logistics and distribution partner for the mainland Chinese market.

  March 2008 – Heli IT established in Guangzhou.
  May 2008 - The National Working Conference was held at Haier’s headquarters in Qingdao, Shandong, in order to determine the market layout of Haier AV products in China.
  June 2008 – Heli IT authorized by Haier for marketing and promotion of Haier brand Audio and Visual products in mainland China.
  October 2008 - Branch offices in Northeastern, Northwestern, Central, Southwest and East China established.
  March 2009 - The Haier Distributor Conference held in Guangzhou to rearrange the product system and re-plan the marketing strategy.
  March 2010 - The Haier Distributor Conference held in Guangzhou to discuss establishment of Haier special image stores throughout the mainland China.

Principal Products

We market and distribute products from the Haier Audio/Visual line. These products include multimedia stereo systems, mini combination stereo systems and home theaters.

Multimedia Stereo Systems

Haier’s multimedia stereo systems are divided into several series, including the:

  ST Series – a line of desktop computer speakers ranging from 2 to 6 separate speakers;
  TP Series – premium home theatre systems;
  TQ Series – multi use, multi speaker systems in modern design; and
  HS Series – affordable multi-speaker systems for home theatre or computer use
ST Series	TP Series

TQ Series	HS Series

Mini Combinations

Haier’s mini combinations are intended for smaller home entertainment centers. They produce superior sounds as compared to the multimedia systems with deep bass and excellent mid to high range sounds. They all can be controlled by remote control for extra convenience to the customer and they can be customized to suit a customer’s specific needs. Many of them include karaoke ready systems, and have many types of inputs including mp3 players and other devices.

Home Theatres

Haier’s home theatres are intended for larger home entertainment centers. Many of them include Dolby Digital surround sound stand up speakers for premium sound quality and acoustics. They are extremely customizable to fit a customer’s exact needs and equipment. Everything is controllable by remote. These are our premium offerings intended for discerning buyers interested in the highest quality audio reproduction.

Markets, Customers and Distribution

With the current economic development, AV products are an important part of household consumption in China. According to the figures of the domestic audio-visual products industry market research in 2009 provided by Huicong AV Special Issue, the annual sales of stereo systems, DVD players, home theater and web players exceeded US $13 billion, an increase of 25.35% compared with the previous year. It accounts for over 90% of the amount spent in domestic household consumption (not taking into account basic necessities), and has become the leading type of domestic household good.

With the new policy of providing more home appliances into Chinese countryside areas implemented by China in 2008, audio-visual appliances are becoming more and more popular with residents in smaller towns and with wealthy farmers.

Our mainly carry out distribution and marketing through co-distributors, agents, and through cooperation with large Chinese domestic electrical appliance supermarkets, such as Gome, Huihai IT chains, and Suning. We have also established specialty stores and special display areas in electronics stores exclusively for our Haier products.

We current have 48 co-distributors or agents, 62 special Haier display areas within electronics stores and 31 specialty stores in southern China; 40 co-distributors or agents, 57 special Haier display areas in stores and 27 specialty stores in other areas. In addition to providing support for logistics and warehousing, we also employ 45 officers and 15 technical personnel to provide on-site business guidance and after-sales service according to regional distribution.

Currently, our major customers are the following outlets and co-distributors in their respective categories:

  Commercial Business Websites: Jingdong.com; Joyo.com. Both are leading shopping websites for purchasing electronics that cater to the Chinese market.
  Electronics Superstores: Gome; Suning. Both are leading electronics superstores within China.
  Other Reliable Channels: Jiangsu Zhifu; Shanghai Yuanchu. Both are local leading traditional distribution and marketing agents that Heli has partnerships with to deliver goods to certain localities

In addition, we emphasize Internet sales and TV shopping networks and have started preparing development of online specialty stores for our products. Cooperation with Jingdong Mall and Century Electrical Appliance Network has already begun. We have also reached cooperation agreements with large shopping channels such as Enjoying Shopping, Easy Shopping, Shanghai Youyou, Hunan Joy, Gungdong TianTian, Guizhou Jiayou, Hubei Meijia, Shenzhen Yihe, Sichuan Starry Sky, Liaoning Yijia, Henan Huanteng, and Shanghai Hejia, among others.

Competition

We face competition from various domestic Chinese audio video companies as well as distributors of international products ranging from small, private businesses to large, state-sponsored enterprises.

Many of our competitors have longer operating histories, better brand recognition and greater financial resources than we do. In order for us to successfully compete in our industry we will need to:

  continue developing brand awareness for our company as well as the Haier line of products;

  continue developing our relationships with distributors and agents; and

  increase our financial resources.

However, there can be no assurance that even if we do these things we will be able to compete effectively with the other companies in our industry.

We believe that we will be able to compete effectively in our industry because of:

  the current brand recognition of Haier audio video equipment in China;
  well diversified distribution network including TV shopping channels, internet portals and standard bricks and mortar outlets;
  high quality logistics systems; and
  a developed customer service and after sales support system.

However, as we are a newly-established company, we face the same problems as other new companies starting up in an industry, such as lack of available funds. Our competitors may be substantially larger and better funded than us, and have significantly longer histories of research, operation and development than us. In addition, they may develop similar technologies to ours and use the same methods as we do and generally be able to respond more quickly to new or emerging technologies and changes in legislation and regulations relating to the industry. Additionally, our competitors may devote greater resources to the development, promotion and sale of their products or services than we do. Increased competition could also result in loss of key personnel, reduced margins or loss of market share, any of which could harm our business.

Intellectual Property

We have not filed for any protection of our name or trademark. As a distribution company we do not directly own any of the intellectual property rights attached to any of the products we distribute.

Research and Development

We did not incur any research and development expenses from our inception to March 31, 2010.

Reports to Security Holders

We are subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

Government Regulations

We are not aware of any government regulations which would have a significant impact on our operations.

Environmental Regulations

We are not aware of any material violations of environmental permits, licenses or approvals that have been issued with respect to our operations. We expect to comply with all applicable laws, rules and regulations relating to our business, and at this time, we do not anticipate incurring any material capital expenditures to comply with any environmental regulations or other requirements.

While our intended projects and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our results of operations.

Employees

As of June 15, 2010 we had 83 employees, with all of them being engaged on a full time basis.

Description of Property

We currently rent an office totaling approximately 20,000 square meters in area and we pay approximately $17,552 in rent on a monthly basis. The term of the lease is three years ending on December 31, 2011.

Financial Information

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following is a discussion of Heli Holding’s financial statements for the years ended December 31, 2009 and 2008 as well as the interim period ended March 31, 2010. The financials of Heli Holding will be our financials going forward due to the reverse take-over accounting treatment of the Share Exchange transaction. Pro-forma financial statements are not required to be filed as this transaction is treated as a recapitalization.

The following discussion should be read in conjunction with the financial statements of Heli Holding, including the notes thereto, appearing elsewhere in this report. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future. All references to currency in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section are to U.S. dollars, unless otherwise noted.

Liquidity and Capital Resources

For the three months ended March 31, 2010

As of March 31, 2010 we had $316,839 in cash, $9,256,332 in net accounts receivable and $1,689,235 in inventories for a total of $11,262,406 in current assets. Our total assets as of March 31, 2010 were $11,280,591 and our total liabilities were $7,442,479. As of March 31, 2010 we had working capital of $3,819,927.

During the three months ended March 31, 2010 we received net cash of $44,465 from operating activities, compared to net cash of $711,730 from operating activities during the same period in 2009. The decrease in net cash received during the period ended March 31, 2010 was mostly due to an increase of $897,277 in changes of corporate taxes payable.

During the three months ended March 31, 2010 we spent net cash of $3,701 on investing activities compared to $2,066 during the same period in 2009. These expenditures were all for the acquisition of equipment.

During the three months ended March 31, 2010 and March 31, 2009 we did not receive any cash flows from financing activities.

During the three months ended March 31, 2010 we recorded a gain of $5,300 due to exchange rates and an overall cash increase of $46,064 compared to a gain of $255 and a total cash increase of $709,919 during the period ended March 31, 2009.

We have entered into a three-year agreement ending December 2011 for the lease of office premises. Our commitments for minimum lease payments under these non-cancelable operating leases for the remaining lease term are as follows:

Year Ended
December 31,
2010	$210,614
2011	$210,614
Total	$421,228

For the years ended December 31, 2009 and December 31, 2008

As of December 31, 2009 we had $270,775 in cash, current assets of $4,873,920, current liabilities of $2,588,490 and working capital of $2,285,430. As of December 31, 2008 we had $60,753 in cash, current assets of $846,459, current liabilities of $770,636 and working capital of $75,823. As of December 31, 2009 we had total assets of $4,889,258, compared to total assets of $852,558 as of December 31, 2008. Since we only began distributing Haier products in April of 2008, we experienced a significant increase in operations and sales during fiscal 2009 as we were able to fully implement our business plan and our products gained market acceptance.

During the year ended December 31, 2009 we received net cash of $227,179 from operating activities, compared to $5,625 net cash used on operating activities during the year ended December 31, 2008. The increase in receipts from operating activities during the year ended December 31, 2009 was primarily due to an increase in revenue generated by the sale of our audio video products.

During the year ended December 31, 2009 we spent net cash of $12,015 on investing activities, compared to $6,607 used on investing activities during the year ended December 31, 2008. All of these amounts were spent on purchases of equipment to aid our business operations.

During the year ended December 31, 2009 we did not spend any cash on financing activities, compared to net cash of $72,075 received from financing activities during the year ended December 31, 2008. The cash received during fiscal 2008 was provided in the form of capital contributions.

During the year ended December 31, 2009 we recognized a loss of $5,142 due to the effect of exchange rates on our cash, compared to a gain of $910 due to the same effect during the year ended December 31, 2008. Our net cash increased by $210,022 during the year ended December 31, 2009, compared to a net cash increase of $60,753 during the year ended December 31, 2008.

We anticipate that we will meet our ongoing cash requirements by retaining income as well as through equity or debt financing. We plan to cooperate with various individuals and institutions to acquire the financing required to distribute our products and anticipate this will continue until we accrue sufficient capital reserves to finance all of our productions independently.

We estimate that our expenses over the next 12 months (beginning June 2010) will be approximately $1,422,600 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

	Estimated	Estimated
Description	Completion Date	Expenses
		($)
Legal and accounting fees	12 months	150,000
Marketing and advertising	12 months	17,600
Management and operating costs	12 months	650,000
Salaries and consulting fees	12 months	420,000
Fixed asset purchases	12 months	10,000
General and administrative expenses	12 months	175,000
Total		1,422,600

We intend to meet our cash requirements for the next 12 months through a combination of retained earnings, debt financing and equity financing by way of private placements. We currently do not have any arrangements in place to complete any private placement financings and there is no assurance that we will be successful in completing any private placement or debt financings. However, there is no assurance that any such financing will be available or if available, on terms that will be acceptable to us. We may not raise sufficient funds, or have sufficient retained earnings, to fully carry out our business plan.

Debt Cancellation

On June 15, 2010, concurrently with the closing of the Share Exchange, Jiang Hong Liu, our former director and officer provided a release and debt cancellation to eliminate all debt owed to him by our company.

Share Cancellation

Also on June 15, 2010 and also concurrently with the closing of the Share Exchange, we entered into, and closed, agreements with our former sole director and officers, Lu Lu and Jiang Hong Liu to cancel 299,500,000 shares of our common stock held by each of them for an aggregate of 599,000,000 shares cancelled.

Results of Operations

Results of operations for the periods ended March 31, 2010 and 2009 are summarized below:

	Three Months Ended	Three Months Ended
	March 31, 2010	March 31, 2009
	($)	($)
Revenue	18,840,826	6,406,114
Cost of Goods Sold	16,473,516	5,628,029
Expenses	331,289	178,988
Income Taxes	510,246	152,027
Net Income	1,525,775	447,070

During the three months ended March 31, 2010, we earned revenues of $18,840,826, compared to $6,406,114 during the same period in 2008. These revenues were generated through sales of various audio video equipment distributed by us. Sales of our products increased during the period in 2010 due to increased market acceptance. The cost of the goods sold, accounted for at the price that we purchased the audio video equipment was $16,473,516 during the period in 2010 and $5,628,029 in 2009. There was no substantial change in the per unit costs during these two periods, but sales increased substantially during the three month period ended March 31, 2010 compared to March 31, 2009. This resulted in an increase in gross profit of $2,367,310 during the period ended in 2010 compared to $778,085 during the same period in 2009.

During the three months ended March 31, 2010 we incurred had net income of $1,525,775 after the payment of taxes, operating expenses and the cost of goods sold compared to net income of $447,070 during the same period in 2009.

Our total operating expenses for the three months ended March 31, 2010 were $331,289 and were comprised of $184,576 in selling expenses, $145,803 in general and administrative expenses and $910 in depreciation. Our total operating expenses during the same period in 2009 were $178,988 and were comprised of $70,515 in selling expenses, $108,116 in general and administrative expenses, and $357 in depreciation. The increase in expenses during the three months ended March 31, 2010 was due to an increase in operations and higher sales during that period.

Our general and administrative expenses consist of selling, wages, rent, taxes and miscellaneous office expenses.

Results of operations for the years ended December 31, 2009 and 2008 are summarized below:

	Year Ended	Year Ended
	December 31, 2009	December 31, 2008
	($)	($)
Revenue	29,831,658	815,992
Cost of Goods Sold	26,092,420	690,928
Expenses	770,542	116,201
Income Taxes	744,737	-
Net Income	2,223,959	8,863

Revenues

During the year ended December 31, 2009 we generated $29,831,658 in revenues, compared to revenues of $815,992 during the year ended December 31, 2008. Our cost of revenues increased from $690,928 during the year ended December 31, 2008 to $26,092,420 during the year ended December 31, 2009. The increase in revenues and cost of goods sold during the year ended December 31, 2009 was due to a substantial increase in sales of various audio visual equipment distributed by us. We saw a considerable demand for our products and increased our business operations to satisfy consumer demand.

Expenses

During the year ended December 31, 2009 our total expenses were $770,542 not including cost of revenues, compared to total expenses of $116,201 not including cost of revenues during the year ended December 31, 2008. Our expenses during fiscal 2009 were made up of $316,441 in selling expenses, $451,333 in general and administrative expenses and $2,768 in depreciation. Our expenses during fiscal 2008 were made up of $25,134 in selling expenses, $90,485 in general and administrative expenses and $582 in depreciation.

Net Income

For the year ended December 31, 2009 we generated net income of $2,223,959, compared to net income of $8,863 for the year ended December 31, 2008.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in Note 2 of the notes to our financial statements for the years ended December 31, 2009 and 2008. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting year. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

Revenue Recognition

We generate revenues from the sales of audio and video electronic products. Sales are recognized when the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable, and collectability is reasonably assured. Sales are presented net of value added tax (VAT). No return allowance is made as products returns are insignificant based on historical experience.

Inventories

Inventories are valued at the lower of cost, as determined on by the first-in, first-out (FIFO) method, or market. Costs of inventories include purchase and related costs incurred in bringing the products to their present location and condition. Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions. The management writes down the inventories to market value if it is below cost. The management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required.

Accounts Receivable

Trade receivable are recognized and carried at original invoiced amount less an allowance for uncollectible accounts, as needed.

The allowance for doubtful accounts on trade receivable reflects management’s best estimate of probable losses determined principally on the basis of historical experience. The allowance for doubtful account is determined primarily on the basis of management’s best estimate of probable losses, including specific allowances for known troubled accounts. All accounts or portions thereof deemed to be uncollectible or to require an excessive collection cost are written off to the allowance for losses. When facts subsequently become available to indicate that the amount provided as the allowance was incorrect, an adjustment which classified as a change in estimate is made. As of March 31, 2010 and December 31, 2009 and 2008, there was no allowance for doubtful accounts recorded.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of June 15, 2010, of our common stock by each of our directors, by all of our executive officers and directors as a group and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of June 15, 2010, there were 266,000,000 shares of our common stock issued and outstanding. All persons named have sole or shared voting and investment control with respect to the shares, except as otherwise noted. The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this Form 8-K.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Common	Xin Qiu (2)
Stock	No. 50 Fengxiang South Road, Jianggao	137,066,000	51.5%
	Town, Baiyun District,
	Guangzhou, P.R. China.

Common	Hong Liu
Stock	No. 50 Fengxiang South Road, Jianggao	0	0
	Town, Baiyun District,
	Guangzhou, P.R. China.

Common	Guozhong Ao
Stock	No. 50 Fengxiang South Road, Jianggao	0	0
	Town, Baiyun District,
	Guangzhou, P.R. China.

Common	Yaoyun Zheng
Stock	No. 50 Fengxiang South Road, Jianggao	0	0
	Town, Baiyun District,
	Guangzhou, P.R. China.

	All Officers and Directors as a Group	137,066,000	51.5%

(1)	Based on 266,000,000 issued and outstanding shares of our common stock as of June 15, 2010.
(2)	Xin Qiu is our President, Chief Executive Officer and director.
(3)	Hong Liu is our , Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer
(4)	Guozhong Ao is our Chief Operations Officer
(5)	Yaoyun Zheng is our Executive Vice President of Sales and Marketing

Changes in Control

As of June 15, 2010 we had no pension plans or compensatory plans or other arrangements which provide compensation in the event of termination of employment or a change in our control.

Directors and Executive Officers

Directors and Officers

Our Articles state that our authorized number of directors shall be not less than one and shall be set by resolution of our Board of Directors. Our Board of Directors has fixed the number of directors at three, and we currently have three directors.

Our current directors and officers are as follows:

Name	Age	Position

Xin Qiu	35	President, Chief Executive Officer and Director.

Hong Liu	29	Chief Financial Officer, Principal Accounting Officer Secretary and Treasurer.

Guozhong Ao	32	Chief Operations Officer

Yaoyun Zheng	42	Executive Vice President of Sales and Marketing

Our Director will serve in that capacity until our next annual shareholder meeting or until their successors are elected and qualified. Officers hold their positions at the will of our Board of Directors. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Xin Qiu, President, Chief Executive Officer and Director

Mr. Qiu currently serves as the President, CEO and Chairman of the Board of Guangzhou Heli Information Technology Co., Ltd. located in Guangzhou, Guangdong Province. He graduated from Nanchang University in Nanchang, Jiangxi Province, in July 1995, with a degree in Accounting. From June 2000 until March 2008, he worked for AVTE Electronics Co., Ltd. in Guangzhou, where he served as Vice President, and oversaw sales and marketing of the company. He established Guangzhou Heli Information Technology Co., Ltd in March 2008. His expertise lies in marketing household electronics, electrical appliances and computer peripherals.

Hong Liu, Chief Financial Officer, Principal Accounting Officer Secretary and Treasurer

Ms. Liu is currently the CFO and Secretary of Guangzhou Heli Information Technology Co., Ltd., in Guangzhou. She graduated from the Jilin University of Finance and Economics (Changchun, Jilin Province, China), with a degree in Finance in June 2007. From December 2006 until April 2007, she served as an Accountant Intern at Shenzhen Shiwei Chuang Electronics Technology Co., Ltd in Shenzhen, Guangdong Province. From May 2007 until November 2009, she served as Financial Manager at Shenzhen Puguang Trading Co., Ltd. (Joint Venture Company) in Shenzhen, overseeing the company’s finances. From December 2009 until the present, she has served as the Financial Manager and currently as CFO (as of June 2010) of Guangzhou Heli Information Technology Co., Ltd. Currently, her responsibilities include overseeing the finances of Guangzhou Heli Information Technology Co., Ltd. as well as cost analyzing, budgeting, and developing financial plans. She has also served as Corporate Secretary since June 2010.

Guozhong Ao, Chief Operations Officer

Mr. Ao is currently the Chief Operations Officer and a Director of Guangzhou Heli Information Technology Co., Ltd., in Guangzhou. He Graduated from The Hunan University of Science and Technology (Xiangtian, Hunan Province) in June 1999 with a degree in Mechatronics (Mechanics and Electronics Engineering). From August 2004 until January 2006, he served as Project Engineer in Shenzhen ALEPH Electronics Co., Ltd. in Shenzhen, Guangdong Province. He was responsible for designing and testing sensors and other security products. From February 2006 until December 2008, he served as R&D Department Manager at Shenhen Luckystar Holdings Co., Ltd. in Shenzhen. There he was responsible for overseeing R&D for plastics injections and mold making. From March 2008 until January 2010, he served as R&D Department Manager at Shenzhen Sowell Technology Co., Ltd. in Shenzhen, where he oversaw R&D of digital receivers. From March 2010 until the present, he has served as General Manager of Guangzhou Xinde Electronics in Guangzhou, China. He is now concurrently serving this in addition to his duties at Guangzhou Heli Information Technology Co., Ltd.

Yaoyun Zheng, Executive Vice President of Sales and Marketing

Mr. Zheng is currently the Marketing Director of Guangzhou Heli Information Technology Co., Ltd located in Guangzhou, Guangdong Province, China. In July 1991, he graduated from Zhaoqing University in Zhaoqing, Guangdong Province with a degree in Electronics and Electrical Equipment. He joined Guangzhou Haoyong Industrial Co., Ltd., an electronics company, in October 2001, in Guangzhou. He had assumed the role of Sales Director up until September 2005, when he was promoted to General Manager of its Northwest Branch, in Xi’an, Shaanxi Province. He was responsible of overseeing all day-to-day operations of the branch. He was later promoted to Assistant CEO of the entire company. He left Guangzhou Haoyong in June 2009. In July 2009, he became the Marketing Director at Guangzhou Heli Information Technology Co., Ltd., where he was responsible for designing and implementing the company’s marketing plans and strategies. He was recently appointed to Executive Vice President of Sales and Marketing in June 2010.

Other Directorships

During the last 5 years, none of our directors held any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

Since our Board of Directors does not include a majority of independent directors, the decisions of the Board regarding director nominees are made by persons who have an interest in the outcome of the determination. The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which a slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a résumé supporting the nominee's qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders. Once a candidate has been identified, the Board reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Some of the factors which the Board considers when evaluating proposed nominees include their knowledge of and experience in business matters, finance, capital markets and mergers and Share Exchanges. The Board may request additional information from each candidate prior to reaching a determination, and it is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

Conflicts of Interest

Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

  the corporation could financially undertake the opportunity;

  the opportunity is within the corporation’s line of business; and

  it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Significant Employees

Other than as described above, we do not expect any other individuals to make a significant contribution to our business.

Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past five years:

1.           A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.           Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.           Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.           Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.           Engaging in any type of business practice; or

iii.           Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.           Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

5.           Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.           Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.           Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.           Any Federal or State securities or commodities law or regulation; or

ii.           Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.           Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.           Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee and Charter

We have a separately-designated audit committee of the board. Audit committee functions are performed by our board of directors. None of our directors are deemed independent. All directors also hold positions as our officers. Our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditory and any outside advisors engagement by the audit committee.

Audit Committee Financial Expert

None of our directors or officers have the qualifications or experience to be considered a financial expert. We believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our limited operations, we believe the services of a financial expert are not warranted.

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Disclosure Committee and Charter

We have a disclosure committee and disclosure committee charter. Our disclosure committee is comprised of all of our officers and directors. The purpose of the committee is to provide assistance to the Chief Executive Officer and the Chief Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports.

Family Relationships

There are no family relationships among our officers, directors, or persons nominated for such positions.

Executive Compensation

The following summary compensation table sets forth the total annual compensation paid or accrued by us to or for the account of our principal executive officer during the last completed fiscal year and each other executive officer whose total compensation exceeded $100,000 in either of the last two fiscal years:

Summary Compensation Table (1)

Name and Principal Position	Year	Salary ($)	Total ($)
Lu Lu (2)	2010	0	0
	2009
	2008
Jian Hong Liu (3)	2010	0	0
	2009
	2008

(1)

We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

(2)	Lu Lu served as our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director from November 2, 2009 to June 15, 2010.

(3)	Jian Hong Liu served as our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director from our inception to November 2, 2009.

Option Grants

As of the date of this report we had not granted any options or stock appreciation rights to our named executive officers or directors.

Management Agreements

We have not yet entered into any consulting or management agreements with any of our current executive officers or directors.

Compensation of Directors

Our directors did not receive any compensation for their services as directors from our inception to the date of this report. We have no formal plan for compensating our directors for their services in the future in their capacity as directors, although such directors are expected in the future to receive options to purchase shares of our common stock as awarded by our Board of Directors or by any compensation committee that may be established.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions. The Board of Directors as a whole participates in the consideration of executive officer and director compensation.

Certain Relationships and Related Transactions, and Director Independence

On June 15, 2010, pursuant to the closing of the Share Exchange, we issued 137,066,000 shares of our common stock to Xin Qiu, our President, Chief Executive Officer and Director.

Also on June 15, 2010 we also entered into and closed a share cancellation agreement with our former director and officer, Lu Lu, pursuant to which Lu Lu cancelled 299,500,000 shares of our common stock.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Director Independence

Our securities are quoted on the OTC Bulletin Board which does not have any director independence requirements. Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

Legal Proceedings

We are not aware of any material pending legal proceedings to which we are a party or of which our property is the subject. We also know of no proceedings to which any of our directors, officers or affiliates, or any registered or beneficial holders of more than 5% of any class of our securities, or any associate of any such director, officer, affiliate or security holder are an adverse party or have a material interest adverse to us.

Market Price of and Dividends on the Registrant’s Common Equity and Related
Stockholder Matters

Market Information

Our common stock is not traded on any exchange. Our common stock is quoted on OTC Bulletin Board, under the trading symbol “HELI.OB”. We cannot assure you that there will be a market in the future for our common stock.

OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

The following table reflects the high and low bid information for our common stock obtained from Stockwatch and reflects inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

The high and low bid prices of our common stock for the periods indicated below are as follows:

OTC Bulletin Board
Quarter Ended(1)	High	Low
April 30, 2010	$10.00	$2.50

The first trade of our common stock on the OTC Bulletin Board occurred on March 30, 2010.

Holders

As of the date of this report there were 54 holders of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of the date of this report we did not have any equity compensation plans.

Recent Sales of Unregistered Securities

During the last three years, we completed the following sales of unregistered securities:

  In November 2007, we issued a total of 5,000,000 shares of our pre-split common stock to two former directors for total cash proceeds of $50. These shares were issued without a prospectus pursuant to Regulation S under the Securities Act.

  On June 15, 2010, pursuant to the closing of the Share Exchange agreement, we issued 144,280,000 shares of our common stock to the Heli Shareholders. These shares were issued without a prospectus pursuant to Regulation S under the Securities Act.

Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sales of the securities were completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each investor was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

Since our inception we have made no purchases of our equity securities.

On May 20, 2008, the Securities and Exchange Commission declared our Form S-1 Registration Statement effective (File number 333-150192) permitting us to offer up to 240,000,000 shares of common stock at $0.000833 per share. There was no underwriter involved in our public offering. On September 30, 2008, we sold a total of 120,720,000 shares of common stock and received cash proceeds of $100,600.

Since then we have spent the proceeds as follows:

Transfer Agent and Filing Fees	$12,320
Professional Fees	$43,992
Total Expenses	$56,312

Description of Registrant’s Securities to be Registered

Our authorized capital stock consists of 12,000,000,000 shares of common stock, $0.00001 par value.

Common Stock

As of the date of this report we had 266,000,000 shares of our common stock issued and outstanding.

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of our common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by our Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our security holders.

Our Board of Directors is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as our Board may deem appropriate without further security holder action.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by our Board of Directors out of funds legally available for the payment of dividends. From our inception to March 31, 2010 we did not declare any dividends.

We do not intend to issue any cash dividends in the future. We intend to retain earnings, if any, to finance the development and expansion of our business. However, it is possible that our management may decide to declare a stock dividend in the future. Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Preferred Stock

We are authorized to issue up to 100,000,000 shares of $0.00001 par value preferred stock. We have no shares of preferred stock outstanding. Under our Articles of Incorporation, the Board of Directors has the power, without further action by the holders of the common stock, to determine the relative rights, preferences, privileges and restrictions of the preferred stock, and to issue the preferred stock in one or more series as determined by the Board of Directors. The designation of rights, preferences, privileges and restrictions could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock.

Indemnification of Directors and Officers

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

  Article IX of our Bylaws, filed as Exhibit 3.4 to this Current Report; and

  Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)

acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our Bylaws

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Financial Statements and Supplementary Data

Heli Holding Group Ltd.

Consolidated Financial Statements

 (Expressed in US dollars)

Report of Independent Registered Public Accounting Firm	F–1

Consolidated Balance Sheets as of March 31, 2010, December 31, 2009 and December 31, 2008	F–2

Consolidated Statement of Operations and Comprehensive Income for the three month periods ended March 31, 2010 and March 31, 2009, and the years ended December 31, 2009 and December 31, 2008	F–3

Consolidated Statement of Cash Flows for the three month periods ended March 31, 2010 and March 31, 2009, and the years ended December 31, 2009 and December 31, 2008	F–4

Consolidated Statements of Changes in Shareholders’ Equity for the years ended December 31, 2009 and December 31, 2008 and the three months ended March 31, 2010	F–5

Notes to the Financial Statements	F–6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Heli Holding Group, Ltd.
British Virgin Islands

We have audited the accompanying consolidated balance sheets of Heli Holding Group Ltd. and Subsidiaries (the “Company”) as of December 31, 2009 and 2008 and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements of the Company referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008 and the results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

June 15, 2010

Heli Holding Group Ltd. and Subsidiaries
Consolidated Balance Sheets

	March 31,	December 31,	December 31,
	2010	2009	2008
	(Unaudited)

Assets
Current Assets
Cash and cash equivalents	$316,839	$270,775	$60,753
Accounts receivable, net	9,256,332	3,335,423	19,118
VAT receivable	-	-	95,140
Inventories, net	1,689,235	1,084,061	671,448
Advance to suppliers	-	183,661	-
Total current assets	11,262,406	4,873,920	846,459
Property and equipment, net	18,185	15,338	6,099
Total Assets	$11,280,591	$4,889,258	$852,558

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable	$7,387,961	$1,782,663	$640,263
Customer deposits	-	-	125,223
Accrued liabilities	54,518	62,868	5,150
Income tax payable	-	742,959	-
Total current liabilities	7,442,479	2,588,490	770,636
Total Liabilities	7,442,479	2,588,490	770,636

Shareholders' Equity
Common Stock $1 par value, 50,000 shares authorized, issued and outstanding	50,000	50,000	50,000
Additional paid-in capital	22,075	22,075	22,075
Accumulated other comprehensive income (loss)	7,440	(4,129)	984
Statutory reserve fund	223,421	223,421	-
Retained earnings	3,535,176	2,009,401	8,863
Total shareholders' equity	3,838,112	2,300,768	81,922
Total Liabilities and Shareholders' Equity	$11,280,591	$4,889,258	$852,558

The accompanying notes are an integral part of these consolidated financial statements

Heli Holding Group Ltd. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income

	Three Months ended		For the Year Ended
	March 31,		December 31,
	2010	2009	2009	2008
	(Unaudited)	(Unaudited)

Revenue	$18,840,826	$6,406,114	$29,831,658	$815,992
Cost of Goods Sold	(16,473,516)	(5,628,029)	(26,092,420)	(690,928)
Gross Profit	2,367,310	778,085	3,739,238	125,064

General and administrative
Selling Expenses	184,576	70,515	316,441	25,134
General and administrative	145,803	108,116	451,333	90,485
Depreciation	910	357	2,768	582
Total operating expenses	331,289	178,988	770,542	116,201

Income before income taxes	2,036,021	599,097	2,968,696	8,863
Income taxes	(510,246)	(152,027)	(744,737)	-

Net income	$1,525,775	$447,070	$2,223,959	$8,863

Other Comprehensive Income
Foreign currency translation adjustment	11,569	342	(5,113)	984
Comprehensive Income	$1,537,344	$447,412	$2,218,846	$9,847

The accompanying notes are an integral part of these consolidated financial statements

Heli Holding Group Ltd. and Subsidiaries
Consolidated Statements of Cash Flows

	Three Months ended		For the Year Ended
	March 31,		December 31,
	2010	2009	2009	2008
	(Unaudited)	(Unaudited)

Cash Flows From Operating Activities
Net Income	$1,525,775	$447,070	$2,223,959	$8,863
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	910	357	2,768	582
Changes in operating assets and liabilities:
Accounts receivable, net	(5,910,623)	(3,409,350)	(3,316,258)	(19,118)
VAT receivable	-	95,538	95,375	(95,140)
Advance to suppliers	184,227	-	(183,661)	-
Inventories, net	(601,831)	(78,369)	(410,956)	(671,448)
Accounts payable and accrued liabilities	5,591,257	3,630,204	1,198,525	645,413
Customer deposit	-	(125,747)	(125,532)	125,223
Corporate tax payable	(745,250)	152,027	742,959	-
Net cash provided by (used in) operating activities	44,465	711,730	227,179	(5,625)

Cash Flows From Investing Activities
Purchase of equipment	(3,701)	(2,066)	(12,015)	(6,607)
Net cash used in investing activities	(3,701)	(2,066)	(12,015)	(6,607)

Cash Flows From Financing Activities
Capital contribution	-	-	-	72,075
Net cash provided by financing activities	-	-	-	72,075

Effect of exchange rate changes on cash	5,300	255	(5,142)	910
Net increase in cash and cash equivalents	46,064	709,919	210,022	60,753
Cash and cash equivalents, beginning of period	270,775	60,753	60,753	-

Cash and cash equivalents, end of period	$316,839	$770,672	$270,775	$60,753

Supplemental disclosure information:
Income taxes paid	$1,253,325	$-	$-	$-
Interest paid	$-	$-	$-	$-

Heli Holding Group Ltd. and Subsidiaries
Consolidated Statements of Changes in Shareholders' Equity
For the years ended December 31, 2009 and 2008 and the three months ended March 31, 2010

					Accumulated
				Statutory	Other	Retained	Total
	Common Stock		Additional	Reserve	Comprehensive	Earnings	Shareholders'
	Shares	Amount	Paid-in Capital	Fund	Income	(Unrestricted)	Equity

Balances, December 31, 2007	-	$-	$-	$-	$-	$-	$-
Contributed capital	50,000	50,000	22,075	-	-	-	72,075
Foreign currency translation adjustment			-	-	984	-	984
Net income for the year			-	-	-	8,863	8,863
Balances, December 31, 2008	50,000	50,000	22,075	-	984	8,863	81,922
Allocation of statutory reserve fund			-	223,421	-	(223,421)	-
Foreign currency translation adjustment			-	-	(5,113)	-	(5,113)
Net income for the year			-	-	-	2,223,959	2,223,959
Balances, December 31, 2009	50,000	50,000	22,075	223,421	(4,129)	2,009,401	2,300,768
Foreign currency translation adjustment			-	-	11,569	-	11,569
Net income for the three months ended March 31, 2010 (unaudited)			-	-	-	1,525,775	1,525,775
Balance at March 31, 2010 (Unaudited)	50,000	$50,000	$22,075	$223,421	$7,440	$3,535,176	$3,838,112

The accompanying notes are an integral part of these consolidated financial statements

Heli Holding Group Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION

Heli Holding Group Ltd. (“Heli”, “Heli BVI” and “the Company”) was incorporated under the laws of British Virgin Island on October 20, 2009.

Heli BVI has 50,000 common shares authorized with $1.00 par value each and 50,000 shares issued and outstanding. Mr. Qiu, Xin and Mr. Zhu, Zezhi was the shareholders of the Company.

Heli International (HK) Co., Ltd. was incorporated under the laws of Hong Kong, The People Republic of China (“PRC”) on October 30, 2009. Heli HK has 10,000 common shares authorized with HKD 1 par value each and 10,000 shares issued and outstanding.

Guangzhou Xinde Electronics Co., Ltd. (“Xinde”) is located at Guangzhou, Guangdong Province, PRC and incorporated under the Chinese laws on March 17, 2010. Xinde had a registered capital of RMB 20 million by Heli BVI. The legal representative of Xinde is Mr. Ao, Guozhong.

Heli Information Technology (Guangzhou) Co., Ltd. (the “Heli Guangzhou”) was incorporated in PRC on March 20, 2008 with an invested and authorized capital of RMB 500,000. Heli Guangzhou is located in Guangzhou, Guangdong province, PRC. The Company is in the market of selling DVD Players and Stereos in Mainland China. Prior to January 2009, Heli Guangzhou was owned 80% by Mr. He, Ji and 20% by Mr. Rao, Youxiong. On January 6, 2009, Mr. He, Ji and Mr. Rao, Youxiong transferred their capital to Mr. Qiu, Xin and Mr. Zhu, Zezhi. Heli Guangzhou was owned 75% by Qiu, Xin and 25% by Mr. Zhu, Zezhi thereafter.

On May 21, 2010, Xinde entered into a capital transfer agreement respectively with Mr. Qiu, Xin and Mr. Zhu, Zezhi to acquire 100% of the ownership in Heli Guangzhou at its original registered capital amount RMB 500, 000. As a result of this transfer, Xinde became the sole shareholder of Heli Guangzhou.

The corporate structure of the Company is as follows:

Heli Holding Group Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       a. Basis of preparation

The accompanying consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America.

The reorganization has been accounted for as a recapitalization of Heli BVI with retroactive effect in the accompanying financial statements. The financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods and the reorganization had occurred as of the beginning of the earliest period presented in the accompanying financial statements.

       b. Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries Heli Guangzhou and Xinde. All significant inter-company transactions and balance have been eliminated upon consolidation.

       c. Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting year. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

       d. Cash and cash equivalents

Cash and cash equivalents include cash on hand, cash on deposit with various financial institutions in PRC, Hong Kong, and all highly-liquid investments with original maturities of three months or less at the time of purchase. Banks and other financial institutions in PRC do not provide insurance for funds held on deposit.

       e. Accounts receivable

Trade receivable are recognized and carried at original invoiced amount less an allowance for uncollectible accounts, as needed.

The allowance for doubtful accounts on trade receivable reflects management’s best estimate of probable losses determined principally on the basis of historical experience. The allowance for doubtful account is determined primarily on the basis of management’s best estimate of probable losses, including specific allowances for known troubled accounts. All accounts or portions thereof deemed to be uncollectible or to require an excessive collection cost are written off to the allowance for losses. When facts subsequently become available to indicate that the amount provided as the allowance was incorrect, an adjustment which classified as a change in estimate is made. As of March 31, 2010 and December 31, 2009 and 2008, there was no allowance for doubtful accounts recorded.

       f. Inventories

Inventories are valued at the lower of cost, as determined on by the first-in, first-out (FIFO) method, or market. Costs of inventories include purchase and related costs incurred in bringing the products to their present location and condition. Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions. The management writes down the inventories to market value if it is below cost. The management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required.

Heli Holding Group Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

       g. Property and equipment

Property and equipment are initially recognized and recorded at cost. Gains or losses on disposals are reflected as gain or loss in the period of disposal. The cost of improvements that extend the life of plant and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repairs and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Computer Equipment	3 years
Office and Other Equipment	5 years

       h. Customer deposit

The customer deposits are recorded as liability when the Company receives it and recognized as revenue upon the delivery of the products.

       i. Comprehensive income

The Company has adopted ASC220, Reporting Comprehensive Income, which establishes standards for reporting and displaying comprehensive income, its components, and accumulated balances in a full-set of general-purpose financial statements. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments.

       j. Revenue recognition

The Company generates revenues from the sales of audio and video electronic products. Sales are recognized when the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable, and collectability is reasonably assured. Sales are presented net of value added tax (VAT). No return allowance is made as product returns are insignificant based on historical experience.

       k. Income taxes

The Company accounts for income taxes in accordance with ASC740, "Accounting for Income Taxes". ASC740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

The Company adopted the accounting standard for uncertainty in income taxes which prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the Company has taken or expects to take on a tax return (including a decision whether to file or not to file a return in a particular jurisdiction).

       l. Foreign currency translation

The functional currency of Heli BVI is Hong Kong Dollar (“HKD”). This company maintained their financial statements using the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

Heli Holding Group Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

The functional currency of Xinde and Heli Guangzhou is the Renminbi (“RMB”), the PRC’s currency. The Company maintains its financial statements using the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

The exchange rates used for foreign currency translation were as follows (USD$1 = HKD):

Period Covered	Balance Sheet Date Rates	Average Rates

Year ended December 31, 2008	7.8000	7.8000
Year ended December 31, 2009	7.8000	7.8000
Three months ended March 31, 2010	7.8000	7.8000

The exchange rates used for foreign currency translation were as follows (USD$1 = RMB):

Period Covered	Balance Sheet Date Rates	Average Rates

Year ended December 31, 2008	6.8540	6.9372
Year ended December 31, 2009	6.8371	6.8208
Three months ended March 31, 2010	6.8161	6.8360

       m. Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

       n. Recently issued accounting pronouncements

In June 2009, the Financial Accounting Standards Board (FASB) issued a standard that established the FASB Accounting Standards Codification (ASC) and amended the hierarchy of generally accepted accounting principles (GAAP) such that the ASC became the single source of authoritative nongovernmental U.S. GAAP. The ASC did not change current U.S. GAAP, but was intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. All previously existing accounting standard documents were superseded and all other accounting literature not included in the ASC is considered non-authoritative. New accounting standards issued subsequent to June 30, 2009 are communicated by the FASB through Accounting Standards Updates (ASUs). The Company adopted the ASC on July 1, 2009. This standard did not have an impact on the Company’s consolidated results of operations or financial condition. However, throughout the notes to the consolidated financial statements references that were previously made to various former authoritative U.S. GAAP pronouncements have been changed to coincide with the appropriate section of the ASC.

In December 2007, the FASB issued a new standard which established the accounting for and reporting of noncontrolling interests (NCIs) in partially owned consolidated subsidiaries and the loss of control of subsidiaries. Certain provisions of this standard indicate, among other things, that NCIs (previously referred to as minority interests) be treated as a separate component of equity, not as a liability (as was previously the case); that increases and decreases in the parent’s ownership interest that leave control intact be treated as equity transactions, rather than as step acquisitions or dilution gains or losses; and that losses of a partially owned consolidated subsidiary be allocated to the NCI even when such allocation might result in a deficit balance. This standard also required changes to certain presentation and disclosure requirements. The Company adopted the standard beginning January 1, 2009. The provisions of the standard were applied to all NCIs prospectively, except for the presentation and disclosure requirements, which were applied retrospectively to all periods presented. As a result, upon adoption, the Company retroactively reclassified the “Minority interest in subsidiaries” balance previously included in the “Other liabilities” section of the consolidated balance sheet to a new component of equity with respect to NCIs in consolidated subsidiaries. The adoption also impacted certain captions previously used on the consolidated statement of income, largely identifying net income including NCI and net income attributable to the Company. The adoption of this standard did not have a material impact on the Company’s consolidated financial position or results of operations.

Heli Holding Group Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

In June 2009, the FASB issued a new standard regarding the accounting for transfers of financial assets amending the existing guidance on transfers of financial assets to, among other things, eliminate the qualifying special-purpose entity concept, include a new unit of account definition that must be met for transfers of portions of financial assets to be eligible for sale accounting, clarify and change the derecognition criteria for a transfer to be accounted for as a sale, and require significant additional disclosure. The standard is effective for new transfers of financial assets beginning January 1, 2010. The adoption of this standard is not expected to have a material impact on the Company’s consolidated results of operations or financial condition.

In June 2009, the FASB issued an accounting standard that revised the consolidation guidance for variable-interest entities. The modifications include the elimination of the exemption for qualifying special purpose entities, a new approach for determining who should consolidate a variable-interest entity, and changes to when it is necessary to reassess who should consolidate a variable-interest entity. The standard is effective January 1, 2010. The Company is currently evaluating the impact of this standard, but would not expect it to have a material impact on the Company’s consolidated results of operations or financial condition.

In September 2009, the FASB issued ASU No. 2009-12, Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent), that amends ASC 820 to provide guidance on measuring the fair value of certain alternative investments such as hedge funds, private equity funds and venture capital funds. The ASU indicates that, under certain circumstance, the fair value of such investments may be determined using net asset value (NAV) as a practical expedient, unless it is probable the investment will be sold at something other than NAV. In those situations, the practical expedient cannot be used and disclosure of the remaining actions necessary to complete the sale is required. The ASU also requires additional disclosures of the attributes of all investments within the scope of the new guidance, regardless of whether an entity used the practical expedient to measure the fair value of any of its investments. This ASU is effective October 1, 2009. The Company is currently evaluating the impact of this standard, but would not expect it to have a material impact on the Company’s consolidated results of operations or financial condition.

In October 2009, the FASB issued ASU No. 2009-13, Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force, that provides amendments to the criteria for separating consideration in multiple-deliverable arrangements. As a result of these amendments, multiple-deliverable revenue arrangements will be separated in more circumstances than under existing U.S. GAAP. The ASU does this by establishing a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific objective evidence nor third-party evidence is available. A vendor will be required to determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis. This ASU also eliminates the residual method of allocation and will require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the overall arrangement proportionally to each deliverable based on its relative selling price. Expanded disclosures of qualitative and quantitative information regarding application of the multiple-deliverable revenue arrangement guidance are also required under the ASU. The ASU does not apply to arrangements for which industry specific allocation and measurement guidance exists, such as long-term construction contracts and software transactions. The ASU is effective beginning January 1, 2011. The Company is currently evaluating the impact of this standard on the Company’s consolidated results of operations and financial condition.

Heli Holding Group Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

In October 2009, the FASB issued ASU No. 2009-14, Certain Revenue Arrangements That Include Software Elements—a consensus of the FASB Emerging Issues Task Force, that reduces the types of transactions that fall within the current scope of software revenue recognition guidance. Existing software revenue recognition guidance requires that its provisions be applied to an entire arrangement when the sale of any products or services containing or utilizing software when the software is considered more than incidental to the product or service. As a result of the amendments included in ASU No. 2009-14, many tangible products and services that rely on software will be accounted for under the multiple-element arrangements revenue recognition guidance rather than under the software revenue recognition guidance. Under the ASU, the following components would be excluded from the scope of software revenue recognition guidance: the tangible element of the product, software products bundled with tangible products where the software components and non-software components function together to deliver the product’s essential functionality, and undelivered components that relate to software that is essential to the tangible product’s functionality. The ASU also provides guidance on how to allocate transaction consideration when an arrangement contains both deliverables within the scope of software revenue guidance (software deliverables) and deliverables not within the scope of that guidance (non-software deliverables). The ASU is effective beginning January 1, 2011. The Company is currently evaluating the impact of this standard on the Company’s consolidated results of operations and financial condition.

NOTE 3. INVENTORY

Inventory includes finished goods purchased from third party suppliers. Inventory consists of the following:

	March 31,	December 31,
	2010	2009	2008
DVD	$67,299	$47,654	$356,245
Stereo	1,621,936	1,036,407	315,203

Inventory, net	$1,689,235	$1,084,061	$671,448

NOTE 4. ADVANCES TO SUPPLIERS

Advances to suppliers represent amounts prepaid for audio and video inventory. The advances are applied against amount due to the supplier as inventory is received.

Advances consist of the following:

	March 31,	December 31,
	2010	2009	2008
Advances to suppliers	$-	$183,661	$-

At March 31, 2010, the balance of advance to suppliers was zero.

At December 31, 2009, two suppliers accounted for approximately 48% and 27% of total advances to suppliers, respectively. For the year ended December 31, 2009, these two suppliers accounted for approximately 2% and 1% of total purchases made by the Company, respectively.

At December 31, 2008, the balance of advance to suppliers was zero.

NOTE 5. CUSTOMER DEPOSITS

Customer deposits represent amounts prepaid by the customers for purchase of audio and video product. The deposits are applied and revenues are realized as products are delivered.

Customer deposits consist of the following:

Heli Holding Group Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

	March 31,	December 31,
	2010	2009	2008
Customer Deposits	$-	$-	$125,223

At March 31, 2010, the balance of customer deposits was zero.

At December 31, 2009, the balance of customer deposits was zero.

At December 31, 2008, three customers accounted for approximately 53%, 23% and 15% of total customer deposit, respectively. For the year ended December 31, 2009, these three customers accounted for approximately 3%, 0% and 3% of total sales made by the Company, respectively.

NOTE 6. STATUTORY RESERVES

As stipulated by the relevant laws and regulations for enterprises operating in PRC, the subsidiaries of the Company are required to make annual appropriations to a statutory surplus reserve fund. Specifically, the subsidiaries of the Company are required to allocate 10% of their profits after taxes, as determined in accordance with the PRC accounting standards applicable to the subsidiaries of the Company, to a statutory surplus reserve until such reserve reaches 50% of the registered capital of the subsidiaries of the Company.

NOTE 7. INCOME TAX

Heli Information Tech. (Guangzhou) Go., Ltd. was established in Guangzhou, PRC and was entitled to a preferential Enterprise Income Tax (”EIT”) rate. Heli Information Tech. (Guangzhou) Go., Ltd. is governed by the Income Tax Law of the PRC concerning the private-run enterprises, which are generally subject to tax at a statutory rate of 25% on income reported in the statutory financial statements after appropriate tax adjustments in 2010, 2009 and 2008. As of March 31, 2010 and December 31, 2009 and 2008, the Company had tax payable of $0, $742,959 and $0, respectively. During the three months ended March 31, 2010, the Company paid income taxes totaling $1,253,325, which represented amounts owed for the year ended December 31, 2009 and the three months ended March 31, 2010. No tax payments were made during the three months ended March 31, 2009 or for the years ended December 31, 2009 and 2008.

The provision for taxes on earnings consisted of:

	Three months ended March 31,		Year ended December 31,
	2010	2009	2009	2008
Current income taxes expenses:
PRC Enterprises Income Taxes:	$510,246	$152,027	$744,737	$-
United States Federal Income Taxes	-	-	-	-
Total	$510,246	$152,027	$744,737	$-

Heli Holding Group Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

A reconciliation between the income tax computed at the U.S. statutory rate and the Company’s provision for income tax is as follows:

	March 31,		December 31,
	2010	2009	2009	2008
U.S. statutory rate	34%	34%	34%	34%
Foreign income not recognized in the U.S.	-34%	-34%	-34%	-34%
PRCpreferential enterprise income tax rate	25%	25%	25%	25%
Permanent differences related to other expenses	0%	0%	0%	0%
Provision for income tax	25%	25%	25%	25%

Accounting for Uncertainty in Income Taxes

The Company accounts for uncertainty in income taxes in accordance with applicable accounting standards, which prescribe a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These accounting standards also provide guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Based on the Company’s evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements.

The Company may from time to time be assessed interest or penalties by major tax jurisdictions. In the event it receives an assessment for interest and/or penalties, it will be classified in the financial statements as tax expense.

NOTE 8. COMMITMENTS AND CONTINGENCIES

The Company has entered into a three-year agreement ending December 2011 for the lease of office premises. The Company’s commitments for minimum lease payments under these non-cancelable operating leases for the remaining lease term are as follows:

Year Ended
December 31,
2010	210,614
2011	210,614
Total	$421,228

NOTE 9. OPERATING RISK

Country risk

The Company has significant operating in the PRC. The operating results of the Company may be adversely affected by changes in the political and social conditions in the PRC and by changes in Chinese government policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The Company can give no assurance that those changes in political and other conditions will not result in have a material adverse effect upon the Company’s business and financial condition.

Heli Holding Group Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

Credit risk

A significant portion of the Company’s cash at March 31, 2010, December 31, 2009 and 2008 is maintained at various financial institutions in the PRC which do not provide insurance for amounts on deposit. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk in this area.

Exchange risk

The Company cannot guarantee the Renminbi, and US dollar exchange rate will remain steady, therefore the Company could post the same profit for two comparable periods and post higher or lower profit depending on exchange rate of Renminbi, Hong Kong dollar and US dollar. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC currently allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations relating to ownership of a Chinese corporation are changed by the PRC government, the Company's ability to operate the PRC subsidiaries could be affected.

Lack of Insurance

The company does not carry any business interruption insurance, products liability insurance or any other insurance policy except for a limited property insurance policy. As a result, the Company may incur uninsured losses, increasing the possibility that the investors would lose their entire investment in the Company.

The Company could be exposed to liabilities or other claims for which the Company would have no insurance protection. The Company does not currently maintain any business interruption insurance, products liability insurance, or any other comprehensive insurance policy except for property insurance policies with limited coverage. As a result, the Company may incur uninsured liabilities and losses as a result of the conduct of its business. There can be no guarantee that the Company will be able to obtain additional insurance coverage in the future, and even if it can obtain additional coverage, the Company may not carry sufficient insurance coverage to satisfy potential claims. Should uninsured losses occur, any purchasers of the Company’s common stock could lose their entire investment.

Because the Company does not carry products liability insurance, a failure of any of the products marketed by the Company may subject us to the risk of product liability claims and litigation arising from injuries allegedly caused by the improper functioning or design of its products. The Company cannot assure that it will have enough funds to defend or pay for liabilities arising out of a products liability claim. To the extent the Company incurs any product liability or other litigation losses, its expenses could materially increase substantially. There can be no assurance that the Company will have sufficient funds to pay for such expenses, which could end its operations and the investors would lose their entire investment.

NOTE 10 - CONCENTRATIONS

Major Customers

For the year ended December 31, 2009, no customer had net sales exceeding 10% of the Company’s total sales for the year. For the year ended December 31, 2008, sales to two customers accounted for 16% and 15% of the total sales of the year, respectively.

Major Suppliers

For the year ended December 31, 2009, no purchase from a single supplier exceeded 10% of the Company’s total purchases for the year. For the year ended December 31, 2008, purchases from two suppliers accounted for 64% and 13% of the total purchases of the year, respectively.

Heli Holding Group Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

Revenue Concentration

The revenue information is as follows:

	Three months ended		Year ended
	March 31,		December 31,
	2010	2009	2009	2008
Stereo	$18,142,857	$4,602,024	$25,565,062	$540,046
DVD player	697,969	1,804,090	4,266,596	275,946
Total	$18,840,826	$6,406,114	$29,831,658	$815,992

NOTE 11. SUBSEQUENT EVENT

On June 14, 2010, the Company entered into a Share Exchange Agreement with Heli Electronics Corp., a company incorporated under the laws of Nevada and all of the shareholders of Heli Electronics. According to the terms of the Share Exchange Agreement, Heli Electronics agreed to acquire all of the share capital in the Company from the shareholders in exchange for 144,280,000 shares of Heli Electronics’ common stock.

Prior to the consummation of the share exchange and the issuances and cancellations contemplated therein, Heli Electronics had 720,720,000 shares common stock issued and outstanding following a 120 for 1 forward split. Upon the closing of the transactions contemplated by the Share Exchange Agreement Heli Electronics issued 144,280,000 shares of common stock to the Heli Shareholders and cancelled an aggregate of 599,000,000 shares of common stock held by its former director and officers. Upon completion, Heli Electronics had 266,000,000 shares of common stock issued and outstanding. Of the 266,000,000 shares issued and outstanding as of the closing of the share exchange, 121,720,000 were held by the former shareholders of Heli Electronics, 144,280,000 shares were held by the equity owners of Heli Guangzhou. Upon closing, liabilities of Heli Electronics assumed by the Company were less than $10,000.

The Company became a wholly owned subsidiary of Heli Electronics upon the closing of the share exchange on June 15, 2010. The transaction was accounted for as a reverse merger and recapitalization whereby the Company is the accounting acquirer.

Item 4.01        Change in Registrant’s Certifying Accountant.

On June 15, 2010, we dismissed Michael T. Studer, CPA, P.C., the independent registered principal accountants of our company.

During the company’s two most recent fiscal years and subsequent interim period preceding the termination of Michael T. Studer, CPA, P.C., there were no disagreements with Michael T. Studer, CPA, P.C., which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Michael T. Studer, CPA, P.C., would have caused to make reference to the subject matter of the disagreements in connection with its reports. Michael T. Studer, CPA, P.C., as our principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to our financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles, except that the reports of Michael T. Studer, CPA, P.C., for the fiscal years ended January 31, 2010, and 2009 indicated conditions which raised substantial doubt about our ability to continue as a going concern.

We provided Michael T. Studer, CPA, P.C., with a copy of this disclosure before its filing with the SEC. We requested that Michael T. Studer, CPA, P.C., provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of this letter is attached as exhibit 16.1 to this current report.

On June 15, 2010 our board of directors approved and authorized the engagement of MaloneBailey, LLP as our independent public accountants.

Prior to engaging MaloneBailey, LLP on June 15, 2010, MaloneBailey, LLP did not provide our company with either written or oral advice that was an important factor considered by our company in reaching a decision to change our independent registered public accounting firm from Michael T. Studer, CPA, P.C., to MaloneBailey, LLP

Item 5.03        Amendment to Articles of Incorporation; Change in Fiscal Year

In connection with the closing of the share exchange, on June 15, 2010 we changed our fiscal year end to December 31. The Share Exchange is deemed to be a reverse merger for accounting purposes, with Heli IT, the acquired operating entity, regarded as the predecessor entity as of June 15, 2010. Starting with the periodic report for the quarter in which the Share Exchange was completed, we will file annual and quarterly reports based on the December 31 fiscal year end of Heli Holding.

In reliance on Section III F of the SEC’s Division of Corporate Finance: Frequently Requested Accounting and Financial Reporting Interpretations and Guidance dated March 31, 2001, we do not intend to file a transition report to reflect the change in fiscal year end.

Item 5.06        Change in Shell Company Status

As a result of the consummation of the share exchange described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

Item 9.01        Financial Statements and Exhibits

(a)        Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), the audited financial statements of Heli Holding for the years ended December 31, 2009 and 2008 as well as the unaudited financial statements of Heli Holding for the period ended March 31, 2010 are filed in this Current Report on Form 8-K under the heading “Financial Statements and Supplementary Data”.

(d)        Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
2.1	Share Exchange Agreement with Heli Holding Group Ltd., dated June 14, 2010 (1)
3.1	Articles of Incorporation of Heli Electronics Corp. (formerly Dong Fang Minerals, Inc.) (2)
3.2	Articles of Merger filed with the Nevada Secretary of State on March 29, 2010 (3)
3.3	Certificate of Change filed with the Nevada Secretary of State on March 29, 2010 (3)
3.4	Bylaws of Heli Electronics Corp. (formerly Dong Fang Minerals, Inc.) (2)
10.1	Share Cancellation Agreement with Lu Lu dated June 15, 2010
10.2	Share Cancellation Agreement with Jiang Hong Liu dated June 15, 2010
10.3	Release signed by Jiang Hong Liu dated June 15, 2010
10.4	Distribution Agreement with Suzhou Haier Information Technology Co., Ltd.
10.5	Supplement to Distribution Agreement with Suzhou Haier Information Technology Co., Ltd., dated January 8, 2010.
10.6	Supplement to Distribution Agreement with Suzhou Haier Information Technology Co., Ltd., dated May 28, 2010.
14.1	Code of Ethics (4)
16.1	Letter to the SEC from Michael T. Studer, CPA, P.C., dated June 15, 2010

(1)	Included as an exhibit to our Current Report on Form 8-K filed on June 15, 2010.
(2)	Included as an exhibit to our Registration Statement on Form S-1 filed on April 11, 2008.
(3)	Included as an exhibit to our Current Report on Form 8-K filed on April 6, 2010.
(4)	Included as an exhibit to our Annual Report on Form 10-K filed on April 30, 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2010	HELI ELECTRONICS CORP.

	By:	/s/ Xin Qiu
Xin Qiu
President, Chief Executive Officer and
Director